Exhibit 99.1

Health Systems Solutions Notifies Emageon of Unavailability of
Funding For Merger Closing

Health Systems Solutions, Inc. (OTCBB: HSSO) announced today that it has informed Emageon Inc. (NASDAQ: EMAG) that funding from Stanford International Bank Limited for the scheduled acquisition of Emageon will not be available and that no other funding for the acquisition is available to HSS at this time. HSS has agreed not to object to the release to Emageon of a $9 million escrow deposit.

About Health Systems Solutions

HSS is a technology and services company dedicated to bringing innovation to the healthcare industry. Our objective is to leverage current and next-generation technologies to offer value-added products and services which will generate improved clinical, operational and financial outcomes for our clients. The HSS portfolio of products and services extends across many segments of healthcare including acute and post-acute facilities, telehealth/telemedicine, and home healthcare, grouped into two segments: technology solutions and software. For more information, please visit www.hssglobal.com.

Cautionary Note Regarding Forward-looking Statements: Health Systems Solutions makes forward-looking statements in this press release which represent our expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, including the risks described in our Annual Report on Form 10-K for the period ended December 31, 2007 and other filings we make with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. We do not make any commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement is made. The forward-looking statements in this release are based upon information available to the us as of the date of this release, and we assume no obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

Contact:

Health Systems Solutions, Inc.
Investor Contact:
Michael G. Levine, 212-798-9405
Chief Financial Officer & Executive Vice President
michael.levine@hssglobal.com